UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2014

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

David E. Lazovsky resigned from the Board of Directors (the “Board”) of Intermolecular, Inc. (the “Company”) and from his position as the Company’s President and Chief Executive Officer, effective as of October 12, 2014.

The Company appointed Bruce M. McWilliams as President and Chief Executive Officer, effective as of October 12, 2014. Dr. McWilliams will continue to serve as the Chairman of the Board.

Dr. McWilliams, age 58, has served as a member of the Board since March 2005 and as the Chairman of the Board since June 2014. Dr. McWilliams is a member of the Board due to his broad experience in the electronics manufacturing and clean technology sectors, as well as extensive management experience. Dr. McWilliams previously served as Chief Executive Officer of SuVolta, Inc., a developer of low-power, high-performance integrated circuit technology, from June 2009 to October 2014. Dr. McWilliams also served as a director of Tessera Technologies, Inc. from 1999 to January 2011, where he previously served as its Chief Executive Officer from June 1999 to September 2008 and Chief Strategic Officer from September 2008 to March 2009. Dr. McWilliams also founded and served as Chief Executive Officer of SVision LLC, a silicon chip-based display company, from 1996 to 1999. His management experience also includes serving as Senior Vice President at Flextronics International Ltd. from 1995 to 1996, a position he assumed upon Flextronics’ acquisition of nCHIP, Inc., a multi-chip module packaging company that he co-founded and led as Chief Executive Officer from 1989 to 1995. He currently serves as a member of the Board of Directors and Audit Committee for Inphi Corporation, a semiconductor product company, and as a member of the Board of Directors of NovaTorque, Inc., an electric motor company. Dr. McWilliams is also a trustee of Carnegie Mellon University and a member of its advisory boards for Physics and Human and Computer Interaction. He previously served on the Board of Directors of REEL Solar, Inc., a solar heating technology company, from 2009 through December 2011. He holds B.S., M.S. and Ph.D. degrees in physics from Carnegie Mellon University.

Under the terms of an employment agreement entered into between Dr. McWilliams and the Company as of October 12, 2014, Dr. McWilliams will (i) receive a base salary of $600,000 (prorated for any partial year of service); (ii) be eligible to receive a discretionary annual performance bonus targeted at $400,000 (prorated for any partial year of service); and (iii) be granted an option to purchase 2,880,000 shares of the Company’s common stock at a per share exercise price equal to the closing price of a share of common stock on the date of grant, which will vest in equal monthly installments over the four years following October 12, 2014 subject to Dr. McWilliams’ continued service with the Company through each vesting date. Dr. McWilliams’ initial term of employment under the agreement is three years, which term will automatically renew for successive one year periods unless Dr. McWilliams or the Company gives 90 days advance written notice of non-renewal. In the event Dr. McWilliams is terminated by the Company other than for “cause” or by Dr. McWilliams for “good reason” (as each such term is defined in the employment agreement), Dr. McWilliams will be entitled to receive (i) a lump sum payment equal to three months of his base salary as of his resignation date; and (ii) company-paid premiums for COBRA continuation coverage for up to six months after the date of his resignation, provided, that in the event such termination or resignation occurs within the period commencing one month prior to a “change in control” and ending on the first anniversary the “change in control” (as defined in the employment agreement), in lieu of the foregoing severance benefits, Dr. McWilliams will be entitled to receive (i) a lump sum payment equal to 1.5 times the sum of 12 months of his base salary as of his resignation date plus the target annual bonus for the year in which the termination occurs; (ii) company-paid premiums for COBRA continuation coverage for up to 18 months after the date of his resignation; and (iii) accelerated vesting of all equity awards then held by Dr. McWilliams. Dr. McWilliams must provide the Company a release of claims in order to receive any severance benefits. The foregoing description of the employment agreement with Dr. McWilliams does not purport to be complete and is qualified in its entirety by reference to the agreement, which will subsequently be filed as an exhibit to the Company’s Form 10-K.

There are no family relationships among Dr. McWilliams and any of the Company’s directors or executive officers and, other than as set forth herein, there are no arrangements or understandings between Dr. McWilliams and any other persons pursuant to which Dr. McWilliams was appointed as an executive officer of the Company. There have been no transactions or proposed transactions regarding Dr. McWilliams that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Lazovsky’s resignation and in consideration of his release of claims against the Company, on October 12, 2014, the Company entered into a separation agreement with Mr. Lazovsky. Under the separation agreement, Mr. Lazovsky will receive (i) a lump sum payment of $365,000, which constitutes 12 months of his annual base salary; (ii) the accelerated vesting of equity awards held by Mr. Lazovsky to the extent such awards would have vested during the six months immediately following his resignation date had his employment continued; and (iii) Company-paid or reimbursed premiums for COBRA continuation coverage for up to 12 months after the date of his resignation. The right to receive the benefits is subject to continued compliance with certain restrictive covenants and a general release of claims in favor of the Company. The foregoing description of the separation agreement and general release of claims with Mr. Lazovsky does not purport to be complete and is qualified in its entirety by reference to the agreement, which will subsequently be filed as an exhibit to the Company’s Form 10-K.

ITEM  7.01.    REGULATION FD DISCLOSURE

On October 13, 2014, the Company issued a press release announcing the resignation of David E. Lazovsky and the appointment of Bruce M. McWilliams, as described in Item 5.02 of this report. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information furnished pursuant to this Item 7.01 of this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

ITEM  9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished and not filed:

99.1	Press Release dated October 13, 2014, entitled “Intermolecular Appoints Dr. Bruce McWilliams as President and Chief Executive Officer”.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: October 14, 2014	By:	/s/ Bruce M. McWilliams
Bruce M. McWilliams
President and Chief Executive Officer